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                                                                     EXHIBIT A-1

Corporations Sections                                         Geoffrey S. Connor
P.O. Box 13697                                                Secretary of State
Austin, Texas 78711-3697

                           (THE STATE OF TEXAS SEAL)


                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF ORGANIZATION

                                       OF

                    CENTERPOINT ENERGY SERVICE COMPANY, LLC
                           (Filing Number: 800255966)

The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Organization for the above named company have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Organization.

Issuance of this Certificate of Organization does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.


Dated: 10/08/2003

Effective: 10/08/2003


(THE STATE OF TEXAS SEAL)

                                            /s/ Geoffrey S. Connor
                                            ---------------------------------
                                            Geoffrey S. Connor
                                            Secretary of State


          Come visit us on the internet at http://www.sos.state.tx.us/

PHONE (512) 463-5555                FAX (512) 463-5709                  TTY7-1-1
Prepared by: Andrea Titus
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                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                            Oct. 08, 2003
                                                         Corporations Section

                            ARTICLES OF ORGANIZATION

                                       OF

                    CENTERPOINT ENERGY SERVICE COMPANY, LLC

         I, the undersigned, a natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act, do hereby adopt the following Articles of Organization therefor:

                                   ARTICLE I

         The name of the limited liability company is CenterPoint Energy Service Company, LLC (the "Company").

                                   ARTICLE II

         The period of duration of the Company shall be perpetual.

                                  ARTICLE III

         The purpose of the Company is the transaction of any or all business for which a limited liability company may be organized under the Texas Limited Liability Company Act.

                                   ARTICLE IV

         The address of the Company's initial registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the Company's initial registered agent at such address is CT Corporation System.

                                   ARTICLE V

         The Company shall have a manager. The name and address of the initial manager of the Company is David M. McClanahan, 1111 Louisiana, Houston, Texas 77002.

                                   ARTICLE VI

         The name and address of the organizer is as follows:

                            Richard B. Dauphin
                            1111 Louisiana
                            Houston, Texas 77002

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of October, 2003.

                                                  /s/ Richard B. Dauphin
                                                  ------------------------------
                                                  Richard B. Dauphin
                                                  Organizer


CNP Service Company Articles of Organization